EXHIBIT 3.7
                                  -----------

                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                         KANAKARIS COMMUNICATIONS, INC.


To  the  Secretary  of  State
State  of  Nevada

Pursuant to the provisions of Nevada Revised Statutes, Title 7, Chapter 78, the undersigned officers of the Corporation hereinafter named, which is a corporation for profit organized under the laws of the State of Nevada, do hereby certify that the following is the entire text of the Articles of Incorporation of the Corporation as heretofore amended and as hereby restated and that the Board of Directors of the Corporation at a meeting duly convened and held on the 14th day of November, 2003 adopted resolutions to amend and restate the Corporation's Articles of Incorporation as follows:

          FIRST:    The  name  of  the  Corporation  is  Wi-Fi  TV,  Inc.

          SECOND: This Corporation is authorized to issue two classes of stock, which are voting Common Stock and Preferred Stock. The shares of Common Stock which this Corporation is authorized to issue shall have a par value of one-tenth of one cent ($.001) per share and the number of shares of Common Stock this Corporation is authorized to issue is two hundred fifty million (250,000,000) shares. The shares of Preferred Stock this Corporation is authorized to issue shall have a par value of One Cent ($.01) per share and the number of shares of Preferred Stock this Corporation is authorized to issue is one million nine hundred (1,000,900) shares. Of such amount, the Corporation hereby designates and establishes two (2) series of Preferred Stock, namely Class A Convertible Preferred Stock and Class B Convertible Preferred Stock. The number of shares of Class A Convertible Preferred Stock the Corporation is authorized to issue shall be one million (1,000,000) shares and the number of shares of Class B Convertible Preferred Stock the Corporation is authorized to issue shall be nine hundred (900) shares. Each share of Preferred Stock shall have the respective rights and privileges designated on the Statement of Attributes attached as Exhibit A hereto. All remaining shares of
                                  ----------
                    Preferred Stock not so specifically designated may be designated in the future by action of the Board of Directors of the Corporation and otherwise in accordance with the applicable provisions of the Nevada Revised Statutes. The Board of Directors, within any limits and restrictions stated, may determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock.

          THIRD: The capital stock of the Corporation, after the amount of The subscription price has been paid in money, property or services, as the directors shall determine, shall not be subject to assessment to pay the debts of the Corporation, nor for any other purpose, and no stock issued as fully paid up shall ever be assessable or assessed, and the articles of incorporation shall not be amended in this particular.

          FOURTH: The Corporation shall, to the fullest extent permitted by Nevada Revised Statutes Section 78.751, as the same may be amended, supplemented or replaced from time to time, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. Pursuant to said Section 78.751, the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the Corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Corporation.

          FIFTH: A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the Nevada Revised Statutes as the same exist or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

The number of shares of the Corporation outstanding and entitled to vote on an amendment to and restatement of the Articles of Incorporation are two hundred forty-five million three hundred thirty-seven thousand seven hundred seventy-nine (245,337,779) shares of common stock and one million (1,000,000) shares of Class A Preferred Stock. No shares of Class B Preferred Stock are issued and outstanding. The foregoing amendment and restatement has been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.


IN WITNESS WHEREOF, the undersigned officers have hereunto subscribed our names this 21st day of December, 2003.


                                                --------------------------------
                                                Alex Kanakaris, President

                                                --------------------------------
                                                Rachelle Kuzma, Acting Secretary

                                   APPENDIX A
                                   ----------

                               KANAKARIS WIRELESS
                             (A NEVADA CORPORATION)

                             STATEMENT OF ATTRIBUTES
                                       OF
                       CLASS A CONVERTIBLE PREFERRED STOCK
                                       AND
                       CLASS B CONVERTIBLE PREFERRED STOCK
                       -----------------------------------

The  following  Statement of Attributes sets forth the specific attributes to be
                -----------------------
attached to the class of Class A Convertible Preferred Stock and Class B Convertible Preferred Stock (hereinafter referred to as the "Class A Preferred", the "Class B Preferred" or collectively as the "Preferred Stock") of Kanakaris Wireless, a Nevada corporation (the "Corporation"), as prescribed by the Board of Directors of the Corporation in accordance with Section 78.195 of the Domestic and Foreign Corporation Laws of the State of Nevada (the "Nevada Corporations Law"):


SECTION  1.     CLASS A CONVERTIBLE PREFERRED STOCK. Shares of Class A Preferred
                -----------------------------------
shall have the following voting and other powers, preferences and relative, participating, optional or other rights and the following qualifications, limitations and restrictions:

1.1 RANK. All shares of Class A Preferred shall rank prior to all shares of the Corporation's Common Stock, now or hereafter issued, both as to payment of dividends and as to distributions of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

1.2 DIVIDENDS. The holders of Class A Preferred are entitled to receive, in any fiscal year, if, when and as declared by the Corporation's Board of Directors, out of any assets at the time legally available therefor, dividends in cash, before any dividend is paid on Common Stock. Dividends may be declared and paid on Common Stock in any fiscal year only if dividends shall have been paid to or declared and set apart on all Class A Preferred. The right to dividends on Class A Preferred shall not be cumulative, and no right shall accrue to holders of Class A Preferred by reason of the fact that dividends on that stock are not declared in any prior year, nor shall any undeclared or unpaid dividend bear or accrue interest.

1.3 LIQUIDATION RIGHTS. In the event of any liquidation, dissolution or winding up of the Corporation, holders of Class A Preferred are entitled to receive $.10 in cash per share plus accumulated and unpaid dividends out of assets available for distribution to stockholders, prior to any distribution to holders of Common Stock or any other stock ranking junior to the Class A Preferred. If, upon any liquidation, dissolution or winding up of the Corporation, the amounts payable with respect to the Class A Preferred (and with respect to any other Preferred Stock ranking on a parity with the Class A Preferred in any such distribution) are not paid in full, the holders of the Class A Preferred (and of such other Preferred Stock) will share ratably in any such distribution of assets in proportion to the full preferential amounts to which such shares are entitled. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of shares of Class A Preferred will not be entitled to any further participation in any distribution of assets by the Corporation.

A consolidation or merger of the Corporation with or into any other corporation or a sale of all or any part of the assets of the Corporation (which shall not in fact result in the liquidation of the Corporation and the distribution of assets to stockholders) shall not be deemed to be a liquidation, dissolution or winding up of the Corporation.

1.4 REDEMPTION. The Class A Preferred may be redeemed by the Corporation at any time upon thirty (30) days' written notice at a redemption price of $.50 per share. Holders of Class A Preferred shall have the right to convert their shares of Class A Preferred into Common Stock during this thirty (30)-day period. The redemption price shall be payable together with accumulated and unpaid dividends to the date fixed for redemption. If full cumulative dividends on the Class A Preferred through the most recent dividend payment date have not been paid, the Class A Preferred may not be redeemed in part unless approved by the holders of a majority of shares of Class A Preferred then outstanding, and the Corporation may not purchase or acquire any share of Class A Preferred other than pursuant to a purchase or exchange offer made on the same terms to all holders of Class A Preferred. If less than all of the outstanding shares of Class A Preferred are to be redeemed, the Corporation will select those to be redeemed by lot or a by a substantially equivalent method.

The shares of Class A Preferred are not subject to any sinking fund or any other similar provision.

The redemption by the Corporation of all or any part of the Class A Preferred is subject to the availability of cash. Moreover, shares of capital stock shall not be redeemed when the capital of the Corporation is impaired or when the redemption would cause any impairment of capital.

1.5 CONVERSION RIGHTS. Holders of the Class A Preferred will have the right, at their option, to convert such shares into shares of Common Stock at any time at the conversion rate then in effect; provided that, if any of the Class A Preferred is redeemed, the conversion rights pertaining thereto will terminate on the third business day preceding the redemption date.

     Each share of Class A Preferred will be initially convertible into one (1) share of Common Stock. No fractional share or scrip representing a fractional share will be issued upon conversion of the Class A Preferred. Cash will be paid in lieu of fractional shares.

The conversion rate will be appropriately adjusted if the Company (a) pays a dividend or makes a distribution on its shares of Common Stock (but not the Class A Preferred) which is paid or made in shares of Common Stock, (b) subdivides or reclassifies its outstanding shares of Common Stock, (c) combines its outstanding shares of Common Stock into a smaller number of shares of Common Stock, (d) issues shares of Common Stock, or issues rights or warrants to all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock), at a price per share less than the conversion price in effect immediately prior to the issuance thereof, or (e) distributes to all holders of its Common Stock evidences of its indebtedness or assets (excluding any dividend paid in cash out of legally available funds) subject to the limitation that adjustments by reason of any of the foregoing need not be made until they result in a cumulative change in the conversion rate of at least five percent (5%). The conversion rate will not be adjusted upon the conversion of shares of Class A Preferred or presently outstanding stock options or warrants. For the purpose of making the above adjustments, the market price of a share of Common Stock shall be the average of the closing bid and asked prices for the Common Stock on the Over-The-Counter market.

In case of any consolidation or merger to which the Company is a party other than a merger or consolidation in which the Company is the surviving corporation, or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, or in case of any statutory exchange of securities with another corporation, there will be no adjustment of the conversion price, but each holder of shares of Class A Preferred then outstanding will have the right thereafter to convert such shares into the kind and amount of securities, cash or other property which he would have owned or have been entitled to receive immediately after such consolidation, merger, statutory exchange, sale or conveyance had such shares been converted immediately prior to the effective date of such consolidation, merger, statutory exchange, sale or conveyance. In the case of a cash merger of the Company into another corporation or any other cash transaction of the type mentioned above, the effect of these provisions would be that the conversion features of the Class A Preferred would thereafter be limited to converting the Class A Preferred at the conversion price in effect at such time into the same amount of cash per share that such holder would have received had such holder converted the Class A Preferred into Common Stock immediately prior to the effective date of such cash merger or transaction. Depending upon the terms of such cash merger or transaction, the aggregate amount of cash so received in conversion could be more or less than the liquidation preference of the Class A Preferred.

Class A Preferred may be converted upon surrender of the stock certificate at least three (3) days prior to the redemption date at the offices of the Corporation with the form of "Election to Convert" on the reverse side of the stock certificate completed and executed as indicated. Shares of Common Stock issued upon conversion will be fully paid and non-assessable.

1.6 VOTING RIGHTS. Each share of Class A Preferred shall have one hundred (100) non-cumulative votes. Shares of Common Stock and Class A Preferred vote as a single class on all matters presented to the stockholders for action. Without the affirmative vote of the holders of a majority of the Class A Preferred then outstanding, voting as a separate class, the Corporation may not (i) amend, alter or repeal any of the preferences or rights of the Class A Preferred, (ii) authorize any reclassification of the Class A Preferred, (iii) increase the authorized number of shares of Class A Preferred or (iv) create any class or series of shares ranking prior to the Class A Preferred as to dividends or upon liquidation.

1.7 STATUS OF ACQUIRED SHARES. Shares of Class A Preferred redeemed by the Company or received upon conversion or otherwise acquired by the Company will be restored to the status of authorized but unissued shares of Preferred Stock, without designation as to class, and may thereafter be issued, but not as shares of Class A Preferred.

1.8 PREEMPTIVE RIGHTS. The Class A Preferred is not entitled to any preemptive or subscription rights in respect of any securities of the Company.

SECTION  2.     CLASS B CONVERTIBLE PREFERRED STOCK. Shares of Class B Preferred
                -----------------------------------
shall have the following voting and other powers, preferences and relative, participating, optional or other rights and the following qualifications, limitations and restrictions:

                          I.     DESIGNATION AND AMOUNT

The designation of this series, which consists of 900 shares of Preferred Stock, is Class B Convertible Preferred Stock (the "CLASS B PREFERRED STOCK") and the stated value shall be One Thousand Dollars ($1,000) per share (the "STATED VALUE").

                                  II.     RANK

The Class B Preferred Stock shall rank (i) prior to the Corporation's common stock, par value $.001 per share (the "COMMON STOCK"); (ii) prior to the Class A Preferred Stock and any class or series of capital stock of the Corporation hereafter created (unless, with the consent of the holders of Class B Preferred Stock obtained in accordance with Article VIII hereof, such class or series of capital stock specifically, by its terms, ranks senior to or PARI PASSU with the Class B Preferred Stock) (collectively, with the Common Stock, "JUNIOR SECURITIES"); (iii) PARI PASSU with any class or series of capital stock of the Corporation hereafter created (with the consent of the holders of Class B Preferred Stock obtained in accordance with Article VIII hereof) specifically ranking, by its terms, on parity with the Class B Preferred Stock ("PARI PASSU

SECURITIES"); and (iv) junior to any class or series of capital stock of the Corporation hereafter created (with the consent of the holders of Class B Preferred Stock obtained in accordance with Article VIII hereof) specifically ranking, by its terms, senior to the Class B Preferred Stock ("SENIOR
SECURITIES"), in each case as to distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

                                 III. DIVIDENDS

The Class B Preferred Stock shall bear dividends at the rate of eight percent (8%) per annum from the date of issuance of the Class B Preferred Stock until conversion or redemption thereof. The eight percent (8%) dividend shall be computed on the basis of a 365-day year and the actual number of days elapsed and shall be payable, at the option of the holder of the Class B Preferred Stock, either quarterly on March 31, June 30, September 30 and December 31 of each year beginning on June 30, 2002, or at the time of conversion of Class B Preferred Stock in accordance with terms hereof. All dividends due hereunder (to the extent not converted into Common Stock in accordance with the terms hereof) shall be made in lawful money of the United States of America or, at the option of the holder of the Class B Preferred Stock, in whole or in part, in shares of Common Stock of the Corporation valued at the then applicable Conversion Price (as defined herein). All payments shall be made at such address as the holder of the Class B Preferred Stock shall hereafter give to the Corporation by written notice made in accordance with the provisions hereof. Whenever any amount expressed to be due by the terms hereof is due on any day which is not a business day, the same shall instead be due on the next succeeding day which is a business day and, in the case of any dividend payment date which is not the date on which the Class B Preferred Stock is converted, the extension of the due date thereof shall not be taken into account for purposes of determining the amount of dividend due on such date. As used herein, the term "business day" shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the city of Los Angeles, California are authorized or required by law or executive order to remain closed. In no event, so long as any Class B Preferred Stock shall remain outstanding, shall any dividend whatsoever be declared or paid upon, nor shall any distribution be made upon, any Junior Securities, nor shall any shares of Junior Securities be purchased or redeemed by the Corporation nor shall any moneys be paid to or made available for a sinking fund for the purchase or redemption of any Junior Securities (other than a distribution of Junior Securities), without, in each such case, the written consent of the holders of a majority of the outstanding shares of Class B
Preferred  Stock,  voting  together  as  a  class.

                         IV.     LIQUIDATION PREFERENCE

A.     LIQUIDATION  EVENT.

If the Corporation shall commence a voluntary case under the Federal bankruptcy laws or any other applicable Federal or State bankruptcy, insolvency or similar law, or consent to the entry of an order for relief in an involuntary case under any law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due, or if a decree or order for relief in respect of the Corporation shall be entered by a court having jurisdiction in the premises in an involuntary case under the Federal bankruptcy laws or any other applicable Federal or state bankruptcy, insolvency or similar law resulting in the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order shall be unstayed and in effect for a period of thirty (30) consecutive days and, on account of any such event, the Corporation shall liquidate, dissolve or wind up, or if the Corporation shall otherwise liquidate, dissolve or wind up (each such event being considered a "LIQUIDATION EVENT"), no distribution shall be made to the holders of any shares of capital stock of the Corporation (other than Senior Securities) upon liquidation, dissolution or winding up unless prior thereto, the holders of shares of Class B Preferred Stock, subject to Article VI, shall have received the Liquidation Preference (as defined in Article IV.C) with respect to each share. If upon the occurrence of a Liquidation Event, the assets and funds available for distribution among the holders of the Class B Preferred Stock and holders of PARI PASSU Securities (including any dividends ordistribution paid on any PARI PASSU Securities after the date of filing of this Certificate of Designation) shall be insufficient to permit the payment to such holders of the preferential amounts payable thereon, then the entire assets and funds of the Corporation legally available for distribution to the Class B Preferred Stock and the PARI PASSU Securities shall be distributed ratably among such shares in proportion to the ratio that the Liquidation Preference payable on each such share bears to the aggregate liquidation preference payable on all such shares. Any prior dividends or distribution made after the date of filing of this Certificate of Designation shall offset, dollar for dollar, the amount payable to the class or series to which such distribution was made.

     B.  CERTAIN  ACTS  DEEMED  LIQUIDATION  EVENT.

At the option of any holder of Class B Preferred Stock, the sale, conveyance or disposition of all or substantially all of the assets of the Corporation, the effectuation by the Corporation of a transaction or series of related transactions in which more than 50% of the voting power of the Corporation is disposed of, or the consolidation, merger or other business combination of the Corporation with or into any other Person (as defined below) or Persons when the Corporation is not the survivor shall either: (i) be deemed to be a liquidation, dissolution or winding up of the Corporation pursuant to which the Corporation shall be required to distribute upon consummation of and as a condition to such transaction an amount equal to 120% of the Liquidation Preference with respect to each outstanding share of Class B Preferred Stock or (ii) be treated pursuant to Article VI.C(b) hereof. "PERSON" shall mean any individual, corporation, limited liability company, partnership, association, trust or other entity or organization.

     C.  LIQUIDATION  PREFERENCE.

For purposes hereof, the "LIQUIDATION PREFERENCE" with respect to a share of the Class B Preferred Stock shall mean an amount equal to the sum of (i) the Stated Value thereof plus (ii) any accrued and unpaid dividends for the period beginning on the date of issuance of the Class B Preferred Stock (the "ISSUE DATE") and ending on the date of final distribution to the holder thereof
(prorated for any portion of such period) plus (iii) all Conversion Default Payments (as defined in Article VI.E below), Delivery Default Payments (as defined in Article VI.D below) and any other amounts owed to such holder pursuant to Section 2(c) of the Registration Rights Agreement (as defined below) or pursuant to the Exchange Agreement. The liquidation preference with respect to any PARI PASSU Securities shall be as set forth in a certificate of designation filed in respect thereof.

                                  V. REDEMPTION

     A.  MANDATORY  REDEMPTION.

If any of the following events (each, a "MANDATORY REDEMPTION EVENT") shall occur:

          (i) The Corporation (a) fails to issue shares of Common Stock to the holders of Class B Preferred Stock upon exercise by the holders of their conversion rights in accordance with the terms of this Certificate of Designation (for a period of at least thirty (30) days if such failure is solely as a result of the circumstances governed by the second paragraph of Article VI.E below and the Corporation is using its best efforts to authorize a sufficient number of shares of Common Stock as soon as practicable), (b) fails to transfer or to cause its transfer agent to transfer
               (electronically or in certificated form) any certificate for shares of Common Stock issued to the holders upon conversion of the Class B Preferred Stock as and when required by this Certificate of Designation or the Registration Rights Agreement, dated as of April 10, 2002, by and among the Corporation and the other signatory thereto (the "REGISTRATION RIGHTS AGREEMENT"),
               (c) fails to remove any restrictive legend (or to withdraw any stop transfer instructions in respect thereof) on any certificate or any shares of Common Stock issued to the holders of Class B Preferred Stock upon conversion of the Class B Preferred Stock as and when required by this Certificate of Designation, the Exchange Agreement dated as of April 10, 2002, by and between the Corporation and the other signatories thereto (the "EXCHANGE AGREEMENT") or the Registration Rights Agreement, or (d) fails to fulfill its obligations pursuant to the Exchange Agreement (or makes any announcement, statement or threat that it does not intend to honor the obligations described in this paragraph) and any such failure shall continue uncured (or any announcement, statement or threat not to honor its obligations shall not be rescinded in writing) for ten (10) days after the Corporation shall have been notified thereof in writing by any holder of Class B Preferred Stock;

          (ii) The Corporation fails to obtain effectiveness of the Registration Statement (as defined in the Registration Rights Agreement) (the "REGISTRATION STATEMENT") with the Securities and Exchange Commission (the "SEC"), prior to 210 days from the date of the Registration Rights Agreement, required to be filed pursuant to
               Section 2(a) of the Registration Rights Agreement, or fails to obtain the effectiveness of any additional Registration Statement (required to be filed pursuant to Section 3(b) of the Registration Rights Agreement) within thirty (30) days after the Registration Trigger Date (as defined in the Registration Rights Agreement), or any such Registration Statement, after its initial effectiveness and during the Registration Period (as defined in the Registration Rights Agreement), lapses in effect or sales of all of the Registrable Securities (as defined in the Registration Rights Agreement, the "REGISTRABLE SECURITIES") otherwise cannot be made thereunder (whether by reason of the Corporation's failure to amend or supplement the prospectus included therein in accordance with the Registration Rights Agreement, the Corporation's failure to file and obtain effectiveness with the SEC of an additional Registration Statement required to be filed pursuant to Section 3(b) of the Registration Rights Agreement or otherwise) for more than thirty (30) consecutive days or more than forty-five (45) days in any twelve (12) month period after such Registration Statement becomes effective;

          (iii) The Corporation or any subsidiary of the Corporation shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for all or substantially all of its property or business; or such a receiver or trustee shall otherwise be appointed;

          (iv) Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Corporation or any subsidiary of the Corporation;

          (v) The Corporation shall fail to maintain the listing of the Common Stock on the Nasdaq National Market, the Nasdaq SmallCap Market, the New York Stock Exchange or the American Stock Exchange, or the Over-the-Counter-Bulletin Board ("OTCBB"), then, upon the occurrence and during the continuation of any Mandatory Redemption Event specified in subparagraphs (i), (ii) or (v), at the option of the holders of at least 50% of the then outstanding shares of Class B Preferred Stock exercisable by delivery of written notice (the "Mandatory Redemption Notice") to the Corporation of such Mandatory Redemption Event, or upon the occurrence of any Mandatory Redemption Event specified in subparagraphs (iii) or (iv), the then outstanding shares of Class B Preferred Stock shall become immediately redeemable and the Corporation shall purchase each holder's outstanding shares of Class B Preferred Stock for an amount per share equal to the greater of (1) 120% multiplied by the sum of (a) the Stated Value of the shares to be redeemed plus (b) any accrued and unpaid dividends for the period beginning on the Issue Date and ending on the date of payment of the Mandatory Redemption Amount (the "MANDATORY REDEMPTION DATE") plus (c) all Conversion Default Payments (as defined in Article VI.E below), Delivery Default Payments (as defined in Article VI.D below) and any other amounts owed to such holder pursuant to Section 2(c) of the Registration Rights Agreement or pursuant to the Exchange Agreement, and (2) the "PARITY VALUE" of the shares to be redeemed, where parity value means the product of (a) the highest number of shares of Common Stock issuable upon conversion of such shares of Class B Preferred Stock in accordance with Article VI below (without giving any effect to any limitations on conversions of shares contained herein, and treating the Trading Day (as defined in Article VI.B) immediately preceding the Mandatory Redemption Date as the "CONVERSION DATE" (as defined in Article VI.B(a)) for purposes of determining the lowest applicable Conversion Price, unless the Mandatory Redemption Event arises as a result of a breach in respect of a specific Conversion Date in which case such specific Conversion Date shall be the Conversion Date), multiplied by (b) the highest Closing Price (as defined below) for the Common Stock during the period beginning on the date of first occurrence of the Mandatory Redemption Event and ending one day prior to the Mandatory Redemption Date (the greater of such amounts being referred to as the "MANDATORY REDEMPTION AMOUNT"). "CLOSING PRICE," as of any date, means the last sale price of the Common Stock on the OTCBB as reported by Bloomberg Financial Markets or an equivalent reliable reporting service mutually acceptable to and hereafter designated by the holders of a majority in interest of the shares of Class B Preferred Stock and the Corporation ("BLOOMBERG") or, if OTCBB is not the principal trading market for such security, the last sale price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last sale price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no last sale price of such security is available in the over-the-counter market on the electronic bulletin board for such security or in any of the foregoing manners, the average of the bid prices of any market makers for such security that are listed in the "PINK SHEETS" by the National Quotation Bureau, Inc. If the Closing Price cannot be calculated for such security on such date in the manner provided above, the Closing Price shall be the fair market value as mutually determined by the Corporation and the holders of a majority in interest of shares of Class B Preferred Stock for which the calculation of the Closing Price is required.

B.     TRADING  MARKET  REDEMPTION.

If the Class B Preferred Stock ceases to be convertible by any holder as a result of the limitations described in Article VI.A(c) below (a "TRADING MARKET REDEMPTION EVENT"), and the Corporation has not, prior to, or within thirty (30) days of, the date that such Trading Market Redemption Event arises, (i) obtained the Stockholder Approval (as defined in Article VI.A(c)) or (ii) eliminated any prohibitions under applicable law or the rules or regulations of any stock exchange, interdealer quotation system or other self-regulatory organization with jurisdiction over the Corporation or any of its securities on the Corporation's ability to issue shares of Common Stock in excess of the Maximum Share Amount (as defined in Article VI.A(c)), then the Corporation shall be obligated to redeem immediately all of the then outstanding Class B Preferred Stock, in accordance with this Article V.B. An irrevocable redemption notice (the "TRADING MARKET REDEMPTION NOTICE") shall be delivered promptly to the holders of Class B Preferred Stock at their registered address appearing on the records of the Corporation and shall state (i) that the Maximum Share Amount (as defined in Article VI.A) has been issued upon exercise of the Class B Preferred

Stock, (ii) that the Corporation is obligated to redeem all of the outstanding Class B Preferred Stock and (iii) the Mandatory Redemption Date, which shall be a date within five (5) business days of the earlier of (a) the date of the Trading Market Redemption Notice or (b) the date on which the holders of the Class B Preferred Stock notify the Corporation of the occurrence of a Trading Market Redemption Event. On the Mandatory Redemption Date, the Corporation shall make payment of the Mandatory Redemption Amount (as defined in Article V.A above) in cash.

     C.     OPTIONAL  REDEMPTION.

Notwithstanding anything to the contrary contained in this Article V, so long as
(i) no Mandatory Redemption Event or Trading Market Redemption Event shall have occurred and be continuing, (ii) any Registration Statement required to be filed and be effective pursuant to the Registration Rights Agreement is then in effect and has been in effect and sales of all of the Registrable Securities can be made thereunder for at least twenty (20) days prior to the Optional Redemption Date (as defined below) and (iii) the Corporation has a sufficient number of authorized shares of Common Stock reserved for issuance upon full conversion of the Class B Preferred Stock, then at any time after the Issue Date, the Corporation shall have the right on any Trading Day to deliver written notice to the holders of Class B Preferred Stock (which notice may not be sent to the holders of the Class B Preferred Stock until the Corporation is permitted to redeem the Class B Preferred Stock pursuant to this Article V.C) of its intention to redeem all of the outstanding shares of Class B Preferred Stock in accordance with this Article V.C. Any notice (the "OPTIONAL REDEMPTION NOTICE") of redemption hereunder (an "OPTIONAL REDEMPTION") shall be delivered to the holders of Class B Preferred Stock at their registered addresses appearing on the books and records of the Corporation and shall state (1) that the Corporation is exercising its right to redeem all of the outstanding shares of Class B Preferred Stock issued and (2) the date of redemption (the "OPTIONAL REDEMPTION DATE"), which date shall be ten (10) Trading Days after the date of delivery of the Optional Redemption Notice. On the Optional Redemption Date, the Corporation shall make payment of the Optional Redemption Amount (as defined below) to or upon the order of the holders as specified by the holders in writing to the Corporation at least one (1) business day prior to the Optional Redemption Date. If the Corporation exercises its right to redeem the Class B Preferred Stock, the Corporation shall make payment to the holders of an amount in cash (the "OPTIONAL REDEMPTION AMOUNT") equal to 120% multiplied by the sum of (i) the Stated Value of the shares of Class B Preferred Stock to be redeemed plus (ii) any accrued and unpaid dividends for the period beginning on the Issue Date and ending on the Optional Redemption Date plus (iii) all Conversion Default Payments (as defined in Article VI.E below), Delivery Default Payments (as defined in Article VI.D below) and any other amounts owed to such holder pursuant to Section 2(c) of the Registration Rights Agreement or pursuant to the Exchange Agreement, for each share of Class B Preferred Stock then held. Notwithstanding notice of an Optional Redemption, the holders shall at all times prior to the Optional Redemption Date maintain the right to convert all or any shares of Class B Preferred Stock in accordance with Article VI and any shares of Class B Preferred Stock so converted after receipt of an Optional Redemption Notice and prior to the Optional Redemption Date set forth in such notice and payment of the aggregate Optional Redemption Amount shall be deducted from the shares of Class B Preferred Stock which are otherwise subject to redemption pursuant to such notice. If the Corporation delivers an Optional Redemption Notice and fails to pay the Optional Redemption Amount due to the holders of the Class B Preferred Stock within two (2) business days following the Optional Redemption Date, the Corporation shall forever forfeit its right to redeem the Class B Preferred Stock pursuant to this Article V.C.

     D.     FAILURE  TO  PAY  REDEMPTION  AMOUNTS.

In the case of a Mandatory Redemption Event or the delivery of an Optional Redemption Notice, if the Corporation fails to pay the Mandatory Redemption Amount or Optional Redemption Amount within five (5) business days of written notice that such amount is due and payable, then (assuming there are sufficient authorized shares) in addition to all other available remedies, each holder of Class B Preferred Stock shall have the right at any time, so long as the Mandatory Redemption Event continues, or at any time after delivery of an Optional Redemption Notice, to require the Corporation, upon written notice, to immediately issue (in accordance with and subject to the terms of Article VI below), in lieu of the Mandatory Redemption Amount or the Optional Redemption Amount, the number of shares of Common Stock of the Corporation equal to such applicable redemption amount divided by any Conversion Price (as defined below), as chosen in the sole discretion of the holder of Class B Preferred Stock, in effect from the date of the Mandatory Redemption Event or the date of delivery of an Optional Redemption Notice until the date such holder elects to exercise its rights pursuant to this Article V.D.

                   VI.  CONVERSION AT THE OPTION OF THE HOLDER

     A.     OPTIONAL  CONVERSION

     (a)  CONVERSION  AMOUNT.

          Subject to the conversion restriction set forth in Article VI.A(b) below, each holder of shares of Class B Preferred Stock may, at its option at any time and from time to time, upon surrender of the certificates therefor, convert any or all of its shares of Class B Preferred Stock into Common Stock as set forth below (an "OPTIONAL CONVERSION"). Each share of Class B Preferred Stock shall be convertible into such number of fully paid and nonassessable shares of Common Stock as such Common Stock exists on the Issue Date, or any other shares of capital stock or other securities of the Corporation into which such Common Stock is thereafter changed or reclassified, as is determined by dividing (1) the sum of the Stated Value thereof plus any accrued and unpaid dividends by (2) the then effective Conversion Price (as defined below); provided, however, that in no event shall a holder of shares of Class B Preferred Stock be entitled to convert any such shares in excess of that number of shares upon conversion of which the sum of (x) the number of shares of Common Stock beneficially owned by the holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the shares of Class B Preferred Stock or the unexercised or unconverted portion of any other securities of the Corporation subject to a limitation on conversion or exercise analogous to the limitations contained herein) and (y) the number of shares of Common Stock issuable upon the conversion of the shares of Class B Preferred Stock with respect to which the determination of this proviso is being made, would result in beneficial ownership by a holder and such holder's affiliates of more than 4.9% of the outstanding shares of Common Stock. The holder may waive the limitations set forth herein by sixty-one (61) days written notice to the Corporation. For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13D-G thereunder, except as otherwise provided in clause (x) of such proviso.

     (b)  CONVERSION  RESTRICTIONS.

          Each holder of shares of Class B Preferred Stock shall not convert shares of Class B Preferred Stock received by such holder prior to 120 days following the Issue Date; provided, however, that the restriction on conversion set forth above shall not apply to conversions taking place on any Conversion Date (i) occurring on or after the date the Corporation makes a public announcement that it intends to merge or consolidate with any other corporation or sell or transfer substantially all of the assets of the Corporation or (ii) occurring on or after the date any person, group or entity (including the Corporation) publicly announces a tender offer to purchase 50% or more of the Corporation's Common Stock (or any other takeover scheme) or
          (iii) occurring on or after the date on which there is a material adverse change in the business, operation, assets, financial condition or prospects of the Corporation or its subsidiaries, taken as a whole, or (iv) occurring on or after the occurrence of any Mandatory Redemption Event or on or after the date of delivery of an Optional Redemption Notice.

     (c)  TRADING  MARKET  LIMITATION.

          Unless the Corporation either (i) is permitted by the applicable rules and regulations of the principal securities market on which the Common Stock is listed or traded or (ii) has obtained approval of the issuance of the Common Stock upon conversion of or otherwise pursuant to the Class B Preferred Stock in accordance with applicable law and the rules and regulations of any stock exchange, interdealer quotation system or other self-regulatory organization with jurisdiction over the Corporation or any of its securities (the "STOCKHOLDER APPROVAL"), in no event shall the total number of shares of Common Stock issued upon conversion of or otherwise pursuant to the Class B Preferred Stock (including any shares of capital stock or rights to acquire shares of capital stock issued by the Corporation which are aggregated or integrated with the Common Stock issued or issuable upon conversion of or otherwise pursuant to the Class B Preferred Stock for purposes of any such rule or regulation) exceed the maximum number of shares of Common Stock that the Corporation can so issue pursuant to any rule of the principal United States securities market on which the Common Stock trades (the "MAXIMUM SHARE AMOUNT") which, as of the Issue Date, shall be 1,984,261 shares (19.99% of the total shares of Common Stock outstanding on the Issue Date), subject to equitable adjustments from time to time for stock splits, stock dividends, combinations, capital reorganizations and similar events relating to the Common Stock occurring after the Issue Date. With respect to each holder of Class B Preferred Stock, the Maximum Share Amount shall refer to such holder's pro rata share thereof determined in accordance with Article IX below. In the event that the sum of (x) the aggregate number of shares of Common Stock actually issued upon conversion of or otherwise pursuant to the outstanding Class B Preferred Stock plus (y) the aggregate number of shares of Common Stock that remain issuable upon conversion of or otherwise pursuant to the Class B Preferred Stock at the then effective Conversion Price, represents at least one hundred percent (100%) of the Maximum Share Amount (the "TRIGGERING EVENT"), the Corporation will use its best efforts to seek and obtain Stockholder Approval (or obtain such other relief as will allow conversions hereunder in excess of the Maximum Share Amount) as soon as practicable following the Triggering Event.

B.  CONVERSION  PRICE.

     (a)  CALCULATION  OF  CONVERSION  PRICE.

          Subject to subparagraph (b) below, the "CONVERSION PRICE" shall be the lesser of the Variable Conversion Price (as defined herein) and the Fixed Conversion Price (as defined herein), subject to adjustments pursuant to the provisions of Article VI.C below. The "VARIABLE CONVERSION PRICE" shall mean the Market Price (as defined below), multiplied by .82. "MARKET PRICE" means the average of the lowest three (3) Intraday Trading Prices (as defined below) for the Common Stock during the thirty (30) Trading Day period ending one Trading Day prior to the date the Notice of Conversion is sent by the holder of Class B Preferred Stock to the Corporation via facsimile (the "PRICING PERIOD"). "INTRADAY TRADING PRICE" means, for any security as of any date, the intraday trading price on the OTCBB as reported by Bloomberg or, if the OTCBB is not the principal trading market for such security, the intraday trading price of such security on the principal securities exchange or trading market where such security is listed or traded or, if no intraday trading price of such security is available in any of the foregoing manners, the average of the intraday trading prices of any market makers for such security that are listed in the "pink sheets" by the National Quotation Bureau, Inc. If the Intraday Trading Price cannot be calculated for such security on such date in the manner provided above, the Intraday Trading Price shall be the fair market value as mutually determined by the Corporation and the holders of a majority in interest of the Class B Preferred Stock for which the calculation of the Intraday Trading Price of Common Stock is required in order to determine the Conversion Price of such Class B Preferred Stock. "TRADING DAY" shall mean any day on which the Common Stock is traded for any period on the OTCBB, or on the principal securities exchange or other securities market on which the Common Stock is then being traded. The "FIXED CONVERSION PRICE" shall mean $.086.

     (b)  CONVERSION  PRICE  DURING  MAJOR  ANNOUNCEMENTS.

          Notwithstanding anything contained in subparagraph (a) of this Paragraph B to the contrary, in the event the Corporation (i) makes a public announcement that it intends to consolidate or merge with any other corporation (other than a merger in which the Corporation is the surviving or continuing corporation and its capital stock is unchanged) or sell or transfer all or substantially all of the assets of the Corporation or (ii) any person, group or entity (including the

          Corporation) publicly announces a tender offer to purchase 50% or more of the Corporation's Common Stock (or any other takeover scheme) (the date of the announcement referred to in clause (i) or (ii) is hereinafter referred to as the "ANNOUNCEMENT DATE"), then the Conversion Price shall, effective upon the Announcement Date and continuing through the Adjusted Conversion Price Termination Date (as defined below), be equal, for each such date, to the lower of (x) the Conversion Price which would have been applicable for an Optional Conversion occurring on the Announcement Date and (y) the Conversion Price that would otherwise be in effect. From and after the Adjusted Conversion Price Termination Date, the Conversion Price shall be determined as set forth in subparagraph (a) of this Article VI.B. For purposes hereof, "ADJUSTED CONVERSION PRICE TERMINATION Date" shall mean, with respect to any proposed transaction or tender offer (or takeover scheme) for which a public announcement as contemplated by this subparagraph (b) has been made, the date upon which the Corporation (in the case of clause (i) above) or the person, group or entity (in the case of clause (ii) above) consummates or publicly announces the termination or abandonment of the proposed transaction or tender offer (or takeover scheme) which caused this subparagraph
          (b)  to  become  operative.

C.   ADJUSTMENTS  TO  CONVERSION  PRICE.

The Conversion Price shall be subject to adjustment from time to time as follows:

     (a)  ADJUSTMENT  TO  CONVERSION  PRICE  DUE TO STOCK SPLIT, STOCK DIVIDEND,
          ETC.

          If at any time when Class B Preferred Stock is issued and outstanding, the number of outstanding shares of Common Stock is increased or decreased by a stock split, stock dividend, combination, reclassification, rights offering below the Trading Price (as defined below) to all holders of Common Stock or other similar event, which event shall have taken place during the reference period for determination of the Conversion Price for any Optional Conversion of the Class B Preferred Stock, then the Conversion Price shall be calculated giving appropriate effect to the stock split, stock dividend, combination, reclassification or other similar event. In such event, the Corporation shall notify the Transfer Agent of such change on or before the effective date thereof. "TRADING PRICE," which shall be measured as of the record date in respect of the rights offering, means (i) the average of the last reported sale prices for the shares of Common Stock on the OTCBB as reported by Bloomberg, as applicable, for the five (5) Trading Days immediately preceding such date, or (ii) if OTCBB is not the principal trading market for the shares of Common Stock, the average of the last reported sale prices on the principal trading market for the Common Stock during the same period as reported by Bloomberg, or (iii) if market value cannot be calculated as of such date on any of the foregoing bases, the Trading Price shall be the fair market value as reasonably determined in good faith by (a) the Board of Directors of the Corporation or, (b) at the option of a majority-in-interest of the holders of the outstanding Class B Preferred Stock by an independent investment bank of nationally recognized standing in the valuation of businesses similar to the business of the Corporation.

     (b)  ADJUSTMENT  DUE  TO  MERGER,  CONSOLIDATION,  ETC.

          If, at any time when Class B Preferred Stock is issued and outstanding and prior to the conversion of all Class B Preferred Stock, there shall be any merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, as a result of which shares of Common Stock of the Corporation shall be changed into the same or a different number of shares of another class or classes of stock or securities of the Corporation or another entity, or in case of any sale or conveyance of all or substantially all of the assets of the Corporation other than in connection with a plan of complete liquidation of the Corporation (each, a "CHANGE OF CONTROL TRANSACTION"), then the holders of Class B Preferred Stock shall thereafter have the right to receive upon conversion of the Class B Preferred Stock, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore issuable upon conversion, such stock, securities or assets which the holders of Class B Preferred Stock would have been entitled to receive in such transaction had the Class B Preferred Stock been converted in full immediately prior to such transaction (without regard to any limitations on conversion contained herein), and in any such case appropriate provisions shall be made with respect to the rights and interests of the holders of Class B Preferred Stock to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Conversion Price and of the number of shares of Common Stock issuable upon conversion of the Class B Preferred Stock) shall thereafter be applicable, as nearly as may be practicable in relation to any securities or assets thereafter deliverable upon the conversion of Class B Preferred Stock. The


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

          Corporation shall not effect any transaction described in this subsection (b) unless (a) it first gives, to the extent practical, thirty (30) days' prior written notice (but in any event at least fifteen (15) business days prior written notice) of the record date of the special meeting of stockholders to approve, or if there is no such record date, the consummation of, such Change of Control Transaction (during which time the holders of Class B Preferred Stock shall be entitled to convert the Class B Preferred Stock) and (b) the resulting successor or acquiring entity (if not the Corporation) and, if an entity different from the successor or acquiring entity, the entity whose capital stock or assets the holders of the Common Stock are entitled to receive as a result of such Change of Control Transaction, assumes by written instrument the obligations of this Certificate of Designation (including this subsection (b)). The above provisions shall similarly apply to successive consolidations, mergers, sales, transfers or share exchanges.

     (c)  OTHER  SECURITIES  OFFERINGS.

          If, at any time after the Issue Date, the Corporation sells Common Stock or securities convertible into, or exchangeable for, Common Stock, other than a sale pursuant to a bona fide firm commitment underwritten public offering of Common Stock by the Corporation (not including a continuous offering pursuant to Rule 415 under the Securities Act of 1933, as amended) (collectively, the "OTHER COMMON STOCK"), then, if the effective or maximum sales price of the Common Stock with respect to such transaction (including the effective or maximum conversion, or exchange price) (the "OTHER PRICE") is less than the effective Conversion Price of the Class B Preferred Stock at such time and such Other Common Stock is eligible for resale prior to the date that is 210 days following the Issue Date, at the option of each holder of Class B Preferred Stock, the Corporation shall adjust the Conversion Price applicable to the Class B Preferred Stock not yet converted in form and substance reasonably satisfactory to the holders of Class B Preferred Stock so that the Conversion Price applicable to the Class B Preferred Stock shall not, in any event, be greater, after giving effect to all other adjustments contained herein, than the Other Price.

     (d)  ADJUSTMENT  DUE  TO  DISTRIBUTION.

          Subject to Article III, if the Corporation shall declare or make any distribution of its assets (or rights to acquire its assets) to holders of Common Stock as a dividend, stock repurchase, by way of return of capital or otherwise (including any dividend or distribution to the Corporation's shareholders in cash or shares (or rights to acquire shares) of capital stock of a subsidiary (i.e., a spin-off)) (a "DISTRIBUTION"), then the holders of Class B Preferred Stock shall be entitled, upon any conversion of shares of Class B Preferred Stock after the date of record for determining shareholders entitled to such Distribution, to receive the amount of such assets which would have been payable to the holder with respect to the shares of Common Stock issuable upon such conversion had such holder been the holder of such shares of Common Stock on the record date for the determination of shareholders entitled to such Distribution.

     (e)  PURCHASE  RIGHTS.

          Subject to Article III, if at any time when any Class B Preferred Stock is issued and outstanding, the Corporation issues any convertible securities or rights to purchase stock, warrants, securities or other property (the "PURCHASE RIGHTS") pro rata to the record holders of any class of Common Stock, then the holders of Class B Preferred Stock will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Common Stock acquirable upon complete conversion of the Class B Preferred Stock (without regard to any limitations on conversion contained herein) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

     (f)  ADJUSTMENT  FOR  RESTRICTED  PERIODS.

          In the event that (i) the Corporation fails to obtain effectiveness with the SEC of any Registration Statement required to be filed pursuant to the Registration Rights Agreement on or prior to the date on which such Registration Statement is required to become effective pursuant to the terms of the Registration Rights Agreement, or (ii) any such Registration Statement after its initial effectiveness and during the Registration Period (as defined in the Registration Rights Agreement) lapses in effect, or sales of all the Registrable Securities otherwise cannot be made thereunder, whether by reason of the Corporation's failure or inability to amend or supplement the prospectus (the "PROSPECTUS") included therein in accordance with the

          Registration Rights Agreement or otherwise, after such Registration Statement becomes effective (including, without limitation, during an Allowed Delay (as defined in Section 3(f) of the Registration Rights Agreement)), then, at the election of each holder of Class B Preferred Stock, the Pricing Period shall be comprised of, (x) in the case of an event described in clause (i), the thirty-two (32) Trading Days preceding the date on which such Registration Statement is required to become effective pursuant to the terms of the Registration Rights Agreement, plus all Trading Days through and including the third (3rd) Trading Day following the date of actual effectiveness of such Registration Statement; and (y) in the case of an event described in clause (ii), the thirty-two (32) Trading Days preceding the date on which the holder of the Class B Preferred Stock is first notified that sales may not be made under the Prospectus, plus all Trading Days through and including the third (3rd) Trading Day following the date on which the Holder is first notified that such sales may again be made under the Prospectus. If a holder of Class B Preferred Stock determines that sales may not be made pursuant to the Prospectus (whether by reason of the Corporation's failure or inability to amend or supplement the Prospectus or otherwise) it shall so notify the Corporation in writing and, unless the Corporation provides such holder with a written opinion of the Corporation's counsel to the contrary, such determination shall be binding for purposes of this paragraph.

D.     MECHANICS  OF  CONVERSION.

In order to convert Class B Preferred Stock into full shares of Common Stock, a holder of Class B Preferred Stock shall: (i) submit a copy of the fully executed notice of conversion in the form attached hereto as Exhibit A ("NOTICE OF CONVERSION") to the Corporation by facsimile dispatched prior to 6:00 p.m., Los Angeles, California time (the "CONVERSION NOTICE DEADLINE") on the date specified therein as the Conversion Date (as defined in Article VI.D(d)) (or by other means resulting in, or reasonably expected to result in, notice to the Corporation on the Conversion Date) to the office of the Corporation or its designated Transfer Agent for the Class B Preferred Stock, which notice shall specify the number of shares of Class B Preferred Stock to be converted, the applicable Conversion Price and a calculation of the number of shares of Common Stock issuable upon such conversion (together with a copy of the first page of each certificate to be converted); and (ii) surrender the original certificates representing the Class B Preferred Stock being converted (the "PREFERRED STOCK CERTIFICATES"), duly endorsed, along with a copy of the Notice of Conversion to the office of the Corporation or the Transfer Agent for the Class B Preferred Stock as soon as practicable thereafter. The Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion, unless either the Preferred Stock Certificates are delivered to the Corporation or its Transfer Agent as provided above, or the holder notifies the Corporation or its Transfer Agent that such certificates have been lost, stolen or destroyed (subject to the requirements of subparagraph (a) below). In the case of a dispute as to the calculation of the Conversion Price, the Corporation shall promptly issue such number of shares of Common Stock that are not disputed in accordance with subparagraph (b) below. The Corporation shall submit the disputed calculations to its outside accountant via facsimile within two (2) business days of receipt of the Notice of Conversion. The accountant shall audit the calculations and notify the Corporation and the holder of the results no later than 48 hours from the time it receives the disputed calculations. The accountant's calculation shall be deemed conclusive absent manifest error.

     (a)  LOST  OR  STOLEN  CERTIFICATES.

          Upon receipt by the Corporation of evidence of the loss, theft, destruction or mutilation of any Preferred Stock Certificates representing shares of Class B Preferred Stock, and (in the case of loss, theft or destruction) of indemnity reasonably satisfactory to the Corporation, and upon surrender and cancellation of the Preferred Stock Certificate(s), if mutilated, the Corporation shall execute and deliver new Preferred Stock Certificate(s) of like tenor and date.

     (b)  DELIVERY  OF  COMMON  STOCK  UPON  CONVERSION.

          Upon the surrender of certificates as described above together with a Notice of Conversion, the Corporation shall issue and, within two (2) business days after such surrender (or, in the case of lost, stolen or destroyed certificates, after provision of agreement and indemnification pursuant to subparagraph (a) above) (the "DELIVERY PERIOD"), deliver (or cause its Transfer Agent to so issue and deliver) in accordance with the terms hereof and the Exchange Agreement (including, without limitation, in accordance with the requirements of the Exchange Agreement) to or upon the order of the holder (i) that number of shares of Common Stock for the portion of the shares of Class B Preferred Stock converted as shall be determined in accordance herewith and (ii) a certificate representing the balance of the shares of Class B Preferred Stock not converted, if any. In addition to any other remedies available to the holder, including actual damages and/or equitable relief, the Corporation shall pay to a holder $2,000 per day in cash for each day beyond a two (2) day grace period following the Delivery Period that the Corporation fails to deliver Common Stock (a "DELIVERY DEFAULT") issuable upon surrender of shares of Class B Preferred Stock with a Notice of Conversion until such time as the Corporation has delivered all such Common Stock (the "DELIVERY DEFAULT PAYMENTS"). Such Delivery Default Payments shall be paid to such holder by the fifth day of the month following the month in which it has accrued or, at the option of the holder (by written notice to the Corporation by the first day of the month following the month in which it has accrued), shall be convertible into Common Stock in accordance with the terms of this Article VI.

          In lieu of delivering physical certificates representing the Common Stock issuable upon conversion, provided the Corporation's Transfer Agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer ("FAST") program, upon request of the holder and its compliance with the provisions contained in Article VI.A and in this Article VI.D, the Corporation shall use its best efforts to cause its Transfer Agent to electronically transmit the Common Stock issuable upon conversion to the holder by crediting the account of holder's prime broker with DTC through its Deposit Withdrawal Agent Commission ("DWAC") system. The time periods for delivery and penalties described in the immediately preceding paragraph shall apply to the electronic transmittals described herein.

     (c)  NO  FRACTIONAL  SHARES.

          If any conversion of Class B Preferred Stock would result in a fractional share of Common Stock or the right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares of Common Stock issuable upon Conversion of the Class B Preferred Stock shall be the next higher number of shares.

     (d)  CONVERSION  DATE.

          The "CONVERSION DATE" shall be the date specified in the Notice of Conversion, provided that the Notice of Conversion is submitted by facsimile (or by other means resulting in, or reasonably expected to result in, notice) to the Corporation or its Transfer Agent before 6:00 p.m., Los Angeles, California time, on the date so specified, otherwise the Conversion Date shall be the first business day after the date so specified on which the Notice of Conversion is actually received by the Corporation or its Transfer Agent. The person or persons entitled to receive the shares of Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such securities as of the Conversion Date and all rights with respect to the shares of Class B Preferred Stock surrendered shall forthwith terminate except the right to receive the shares of Common Stock or other securities or property issuable on such conversion and except that the holders preferential rights as a holder of Class B Preferred Stock shall survive to the extent the Corporation fails to deliver such securities.

E.     RESERVATION  OF  SHARES.

A number of shares of the authorized but unissued Common Stock sufficient to provide for the conversion of the Class B Preferred Stock outstanding (based on the lesser of the then current Variable Conversion Price and the Fixed Conversion Price in effect from time to time) shall at all times be reserved by the Corporation, free from preemptive rights, for such conversion or exercise. As of the date of issuance of the Class B Preferred Stock, 200% of the authorized and unissued shares of Common Stock have been duly reserved for issuance upon conversion of the Class B Preferred Stock (the "RESERVED AMOUNT"). The Reserved Amount shall be increased from time to time in accordance with the Corporation's obligations pursuant to the Exchange Agreement and Registration Rights Agreement. In addition, if the Corporation shall issue any securities or make any change in its capital structure which would change the number of shares of Common Stock into which each share of the Class B Preferred Stock shall be convertible, the Corporation shall at the same time also make proper provision so that thereafter there shall be a sufficient number of shares of Common Stock authorized and reserved, free from preemptive rights, for conversion of the outstanding Class B Preferred Stock.

If at any time a holder of shares of Class B Preferred Stock submits a Notice of Conversion, and the Corporation does not have sufficient authorized but unissued shares of Common Stock available to effect such conversion in accordance with the provisions of this Article VI (a "CONVERSION Default"), subject to Article IX, the Corporation shall issue to the holder all of the shares of Common Stock which are available to effect such conversion. The number of shares of Class B Preferred Stock included in the Notice of Conversion which exceeds the amount which is then convertible into available shares of Common Stock (the "EXCESS AMOUNT") shall, notwithstanding anything to the contrary contained herein, not be convertible into Common Stock in accordance with the terms hereof until (and at the holder's option at any time after) the date additional shares of Common Stock are authorized by the Corporation to permit such conversion, at which time the Conversion Price in respect thereof shall be the lesser of (i) the Conversion Price on the Conversion Default Date (as defined below) and (ii) the

Conversion Price on the Conversion Date elected by the holder in respect thereof. The Corporation shall use its best efforts to effect an increase in the authorized number of shares of Common Stock as soon as possible following the earlier of (i) such time that a holder of Class B Preferred Stock notifies the Corporation or that the Corporation otherwise becomes aware that there are or likely will be insufficient authorized and unissued shares to allow full conversion thereof and (ii) a Conversion Default. In addition, the Corporation shall pay to the holder payments ("CONVERSION DEFAULT PAYMENTS") for a Conversion Default in the amount of (a) .24, multiplied by (b) the sum of the Stated Value plus any accrued and unpaid dividends through the Authorization Date (as defined below), multiplied by (c) (N/365), where N = the number of days from the day the holder submits a Notice of Conversion giving rise to a Conversion Default (the "Conversion Default Date") to the date (the "Authorization Date") that the Corporation authorizes a sufficient number of shares of Common Stock to effect conversion of the full number of shares of Class B Preferred Stock. The Corporation shall send notice to the holder of the authorization of additional shares of Common Stock, the Authorization Date and the amount of holder's accrued Conversion Default Payments. The accrued Conversion Default Payment for each calendar month shall be paid in cash or shall be convertible into Common Stock at the applicable Conversion Price, at the holder's option, as follows:

     (a) In the event the holder elects to take such payment in cash, cash payment shall be made to holder by the fifth day of the month following the month in which it has accrued; and

     (b) In the event the holder elects to take such payment in Common Stock, the holder may convert such payment amount into Common Stock at the Conversion Price (as in effect at the time of Conversion) at any time after the fifth day of the month following the month in which it has accrued in accordance with the terms of this Article VI (so long as there is then a sufficient number of authorized shares of Common Stock).

          The holder's election shall be made in writing to the Corporation at any time prior to 6:00 p.m., Los Angeles, California time, on the third (3rd) day of the month following the month in which Conversion Default payments have accrued. If no election is made, the holder shall be deemed to have elected to receive cash. Nothing herein shall limit the holder's right to pursue actual damages (to the extent in excess of the Conversion Default Payments) for the Corporation's failure to maintain a sufficient number of authorized shares of Common Stock, and each holder shall have the right to pursue all remedies available at law or in equity (including a decree of specific performance and/or injunctive relief).

F.     NOTICE  OF  CONVERSION  PRICE  ADJUSTMENTS.

Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Article VI, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Class B Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Class B Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth
(i) such adjustment or readjustment, (ii) the Conversion Price at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon conversion of a share of Class B Preferred Stock.

G.     STATUS  AS  STOCKHOLDERS.

Upon submission of a Notice of Conversion by a holder of Class B Preferred Stock, (i) the shares covered thereby (other than the shares, if any, which cannot be issued because their issuance would exceed such holder's allocated portion of the Reserved Amount or Maximum Share Amount) shall be deemed converted into shares of Common Stock and (ii) the holder's rights as a holder of such converted shares of Class B Preferred Stock shall cease and terminate, excepting only the right to receive certificates for such shares of Common Stock and to any remedies provided herein or otherwise available at law or in equity to such holder because of a failure by the Corporation to comply with the terms of this Certificate of Designation. Notwithstanding the foregoing, if a holder has not received certificates for all shares of Common Stock prior to the tenth
(10th) business day after the expiration of the Delivery Period with respect to a conversion of shares of Class B Preferred Stock for any reason, then (unless the holder otherwise elects to retain its status as a holder of Common Stock by so notifying the Corporation) the holder shall regain the rights of a holder of such shares of Class B Preferred Stock with respect to such unconverted shares of Class B Preferred Stock and the Corporation shall, as soon as practicable, return such unconverted shares of Class B Preferred Stock to the holder or, if such shares of Class B Preferred Stock have not been surrendered, adjust its records to reflect that such shares of Class B Preferred Stock have not been converted. In all cases, the holder shall retain all of its rights and remedies (including, without limitation, (i) the right to receive Delivery Default Payments pursuant to Article VI.E to the extent required thereby for such Delivery Default and any subsequent Delivery Default and (ii) the right to have the Conversion Price with respect to subsequent conversions determined in accordance with Article VI.E.) for the Corporation's failure to convert the Class B Preferred Stock.

                               VII. VOTING RIGHTS

The holders of the Class B Preferred Stock have no voting power whatsoever, except as otherwise provided by the Nevada General Corporation Law, in this
Article  VII,  and  in  Article  VIII  below.

Notwithstanding the above, the Corporation shall provide each holder of Class B Preferred Stock with prior notification of any meeting of the shareholders (and copies of proxy materials and other information sent to shareholders). In the event of any taking by the Corporation of a record of its shareholders for the purpose of determining shareholders who are entitled to receive payment of any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire (including by way of merger, consolidation or recapitalization) any share of any class or any other securities or property, or to receive any other right, or for the purpose of determining shareholders who are entitled to vote in connection with any proposed sale, lease or conveyance of all or substantially all of the assets of the Corporation, or any proposed liquidation, dissolution or winding up of the Corporation, the Corporation shall mail a notice to each holder, at least ten (10) days prior to the record date specified therein (or thirty (30) days prior to the consummation of the transaction or event, whichever is earlier), of the date on which any such record is to be taken for the purpose of such dividend, distribution, right or other event, and a brief statement regarding the amount and character of such dividend, distribution, right or other event to the extent known at such time.

To the extent that under the Nevada General Corporation Law the vote of the holders of the Class B Preferred Stock, voting separately as a class or series as applicable, is required to authorize a given action of the Corporation, the affirmative vote or consent of the holders of at least a majority of the shares of the Class B Preferred Stock represented at a duly held meeting at which a quorum is present or by written consent of a majority of the shares of Class B Preferred Stock (except as otherwise may be required under the Nevada General Corporation Law) shall constitute the approval of such action by the class. To the extent that under the Nevada General Corporation Law holders of the Class B Preferred Stock are entitled to vote on a matter with holders of Common Stock, voting together as one class, each share of Class B Preferred Stock shall be entitled to a number of votes equal to the number of shares of Common Stock into which it is then convertible using the record date for the taking of such vote of shareholders as the date as of which the Conversion Price is calculated. Holders of the Class B Preferred Stock shall be entitled to notice of all shareholder meetings or written consents (and copies of proxy materials and other information sent to shareholders) with respect to which they would be entitled to vote, which notice would be provided pursuant to the Corporation's bylaws and the Nevada General Corporation Law.

                           VIII. PROTECTIVE PROVISIONS

So long as shares of Class B Preferred Stock are outstanding, the Corporation shall not, without first obtaining the approval (by vote or written consent, as provided by the Nevada General Corporation Law of the holders of at least a majority of the then outstanding shares of Class B Preferred Stock:

     (a) alter, amend or repeal (whether by merger, consolidation or otherwise) the rights, preferences or privileges of the Class B Preferred Stock or any capital stock of the Corporation so as to affect adversely the Class B Preferred Stock;

     (b) create any new class or series of capital stock having a preference over the Class B Preferred Stock as to distribution of assets upon liquidation, dissolution or winding up of the Corporation (as previously defined in Article II hereof, "SENIOR SECURITIES");

     (c) create any new class or series of capital stock ranking pari passu with the Class B Preferred Stock as to distribution of assets upon liquidation, dissolution or winding up of the Corporation (as previously defined in Article II hereof, "PARI PASSU SECURITIES");

     (d)  increase  the  authorized number of shares of Class B Preferred Stock;

     (e)  issue  any  Senior  Securities  or  Pari  Passu  Securities;

     (f)  increase  the  par  value  of  the  Common  Stock,  or

     (g) do any act or thing not authorized or contemplated by this Certificate of Designation which would result in taxation of the holders of shares of the Class B Preferred Stock under Section 305 of the Internal Revenue Code of 1986, as amended (or any comparable provision of the Internal Revenue Code as hereafter from time to time amended).

In the event holders of at least a majority of the then outstanding shares of Class B Preferred Stock agree to allow the Corporation to alter or change the rights, preferences or privileges of the shares of Class B Preferred Stock, pursuant to subsection (a) above, so as to affect the Class B Preferred Stock, then the Corporation will deliver notice of such approved change to the holders of the Class B Preferred Stock that did not agree to such alteration or change


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(the  "DISSENTING  HOLDERS")  and  Dissenting Holders shall have the right for a period of thirty (30) days to convert pursuant to the terms of this Certificate of Designation as they exist prior to such alteration or change or continue to hold their shares of Class B Preferred Stock.

                            IX. PRO RATA ALLOCATIONS

The Maximum Share Amount and the Reserved Amount (including any increases thereto) shall be allocated by the Corporation pro rata among the holders of Class B Preferred Stock based on the number of shares of Class B Preferred Stock issued to each holder. Each increase to the Maximum Share Amount and the Reserved Amount shall be allocated pro rata among the holders of Class B Preferred Stock based on the number of shares of Class B Preferred Stock held by each holder at the time of the increase in the Maximum Share Amount or Reserved Amount. In the event a holder shall sell or otherwise transfer any of such holder's shares of Class B Preferred Stock, each transferee shall be allocated a pro rata portion of such transferor's Maximum Share Amount and Reserved Amount. Any portion of the Maximum Share Amount or Reserved Amount which remains allocated to any person or entity which does not hold any Class B Preferred Stock shall be allocated to the remaining holders of shares of Class B Preferred Stock, pro rata based on the number of shares of Class B Preferred Stock then held by such holders.

SECTION 3. PREFERRED STOCK. Shares of Preferred Stock may be issued from time to time in one or more classes or series as the Board of Directors, by resolution or resolutions, may from time to time determine, each of said classes or series to be distinctively designated. The voting powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions thereof, if any, of each such class or series may differ from those of any and all other classes or series of Preferred Stock at any time outstanding, and the Board of Directors is hereby expressly granted authority, subject to any limitations contained in any class or series of Preferred Stock at any time outstanding, to fix or alter, by resolution or resolutions, the designation, number, voting powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof, of each such class or series, including, but without limiting the generality of the foregoing, the following:

     (i) The distinctive designation of, and the number of shares of Preferred Stock that shall constitute, such class or series, which number
          (except as otherwise provided by the Board of Directors in the resolution establishing such class or series) may be increased or decreased (but not below the number of shares of such class or series then outstanding) from time to time by like action of the Board of Directors;


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     (ii) The rights in respect of dividends, if any, of such class or series of
          Preferred Stock, the extent of the preference or relation, if any, of such dividends to the dividends payable on any other class or classes or any other series of the same or other class or classes of capital stock of the Corporation, and whether such dividends shall be cumulative or noncumulative;

     (iii) The right, if any, of the holders of such class or series of Preferred Stock to convert the same into, or exchange the same for, shares of any other class or classes or of any other series of the same or any other class or classes of capital stock of the Corporation and the terms and conditions of such conversion or exchange;

     (iv) Whether or not shares of such class or series of Preferred Stock shall be subject to redemption, and the redemption price or prices and the time or times at which, and the terms and conditions on which, shares of such class or series of Preferred Stock may be redeemed;

     (v) The rights, if any, of the holders of such class or series of Preferred Stock upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation or in the event of any merger or consolidation of or sale of assets by the Corporation;

     (vi) The terms of any sinking fund or redemption or purchase account, if any, to be provided for shares of such class or series of Preferred Stock;

     (vii) The voting powers, if any, of the holders of any class or series of Preferred Stock generally or with respect to any particular matter, which may be less than, equal to or greater than one vote per share, and which may, without limiting the generality of the foregoing, include the right, voting as a class or series by itself or together with the holders of any other class or classes or series of the same or other class or classes of Preferred Stock or all classes or series of Preferred Stock, to elect one or more directors of the Corporation (which, without limiting the generality of the foregoing, may include a specified number or portion of the then-existing number of authorized directorships of the Corporation, or a specified number or portion of directorships in addition to the then-existing number of authorized directorships of the Corporation) generally or under such specific circumstances and on such conditions, as shall be provided in the resolution or resolutions of the Board of Directors adopted pursuant hereto; and

     (viii) Such other powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof, as the Board of Directors shall determine.


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